EXHIBIT 24.1




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                        CONSUMER PORTFOLIO SERVICES, INC.

                                Power of Attorney

                Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Consumer Portfolio Services, Inc. (the "Company") hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, with full power of substitution and resubstitution and with full power in each to act without the other, his or her attorney-in-fact and agent for the following purposes:

          1. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Company, a Registration Statement on Form S-3 and any amendments and post-effective amendments thereto (collectively, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of asset backed certificates (the "Certificates") representing undivided interests in a trust, the property of which will include a pool of motor vehicle retail installment sale contracts and other assets to be transferred by the Company to such trust;

          2. To file or cause to be filed such Registration Statement with the Securities and Exchange Commission;

           3. To take all such other action as any such attorney-in-fact, or his or her substitute, may deem necessary or desirable in order to effect and maintain the registration of the Certificates; and

          4. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Company, all such documents and instruments as any such attorney-in-fact, or his or her substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the Certificates under the securities laws of any state or other jurisdiction.


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                This power of attorney shall be effective as of April 30, 1997 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Company.





                                    --------------------------------
                                    Charles E. Bradley, Sr.


                                    /s/ Charles E. Bradley, Jr.
                                    --------------------------------
                                    Charles E. Bradley, Jr.


                                    /s/ William B. Roberts
                                    --------------------------------
                                    William B. Roberts



                                    /s/ John G. Poole
                                    --------------------------------
                                    John G. Poole



                                    /s/ Thomas L. Chrystie
                                    --------------------------------
                                    Thomas L. Chrystie


                                    /s/ Robert A. Simms
                                    --------------------------------
                                    Robert A. Simms



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